Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of SINTX Technologies, Inc. (previously known as Amedica Corporation), a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The quarterly report for the quarter ended March 31, 2019 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2019	By:	/s/ B. Sonny Bal
B. Sonny Bal
Chief Executive Officer

	By:	/s/ B. Sonny Bal
B. Sonny Bal
Principal Financial Officer